As filed with the Securities and Exchange Commission on May 5, 2005



                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
|X|  Preliminary Information Statement       |_|  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))
|_|  Definitive Information Statement

                            INCENTRA SOLUTIONS, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
   (Name of Person Filing Information Statement, if Other Than the Registrant)


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


                            INCENTRA SOLUTIONS, INC.
                                1140 PEARL STREET
                             BOULDER, COLORADO 80302

                                                              May ___, 2005

Dear Stockholder:

         I am writing to inform you that the Board of Directors of Incentra Solutions, Inc., a Nevada corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company (including the holders of not less than eighty percent (80%) of the Company's issued and outstanding Series A convertible preferred stock) entitled to vote on the matter set forth herein, have approved the following corporate actions in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

         1. The amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every ten (10) shares of the Company's outstanding common stock, par value $.001 per share (the "Common Stock"), would be exchanged for one new share of Common Stock.

         2. The amendment to the Company's 2000 Equity Incentive Plan to increase the maximum number of shares of the Company's Common Stock available for issuance thereunder from 6,000,000 to 22,625,000 shares.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will be effective at such time after the expiration of the aforementioned twenty (20) day period as the Board of Directors has determined the appropriate effective time for the reverse stock split and, upon such determination, the Company will file a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the reverse stock split of the Company's outstanding Common Stock.

                                          Sincerely,


                                          THOMAS P. SWEENEY III,
                                          CHIEF EXECUTIVE OFFICER

                            INCENTRA SOLUTIONS, INC.
                                1140 PEARL STREET
                             BOULDER, COLORADO 80302

                              INFORMATION STATEMENT
                                 May 5, 2005

         This Information Statement is being mailed to the stockholders of Incentra Solutions, Inc., a Nevada corporation (hereinafter referred to as the "Company"), on or about May __, 2005 in connection with the corporate actions referred to below. The Company's board of directors (the "Board") and holders (collectively, the "Consenting Stockholders") of a majority of the issued and outstanding shares of common stock, par value $.001 per share (the "Common Stock"), of the Company (including not less than eighty percent (80%) of the Company's issued and outstanding shares of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock")) entitled to vote on the matters set forth herein have approved such matters. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on April 4, 2005 (the "Record Date").

         THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                                CORPORATE ACTIONS

         The Nevada General Corporation Law permits the holders of a majority of the shares of the Company's outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. The Company's Certificate of Designations relating to its Series A Preferred Stock, provides that the holders of Series A Preferred Stock vote together with the holders of Common Stock on all matters voted on by the holders of Common Stock on the basis of twenty (20) shares of Common Stock for each share of Series A Preferred Stock. Furthermore, the Certificate of Designations requires the prior approval of the holders of not less than eighty percent (80%) of the Company's outstanding shares of Series A Preferred Stock of any amendment to the Company's Articles of Incorporation or its 2000 Equity Incentive Plan. On April 12, 2005, Consenting Stockholders holding an aggregate of 107,052,776 shares of Common Stock, representing approximately 61% of the total shares of Common Stock entitled to vote on the matter set forth in Item 1 below (including 2,466,971 shares of Series A Preferred Stock, which for purposes of voting on such matter, represented 49,339,420 shares of Common Stock), consented in writing without a meeting to the matter described in Item 1 below. On April 1, 2005, Consenting Stockholders holding an aggregate of 90,435,222 shares of Common Stock, representing approximately 52% of the total shares of Common Stock entitled to vote on the matter set forth in Item 2 below (including 2,466,971 shares of Series A Preferred Stock, which for purposes of voting on the such matter, represented 49,339,420 shares of Common Stock), consented in writing without a meeting to the matter described in Item 2 below. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, the Company had outstanding 126,096,874 shares of Common Stock and 2,466,971 shares of Series A Preferred Stock. The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

         The Board and the Consenting Stockholders have consented to the adoption and filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of EXHIBIT A attached to this Information Statement, which provides for the amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every ten (10) shares of the Company's outstanding Common Stock, would be exchanged for one new share of Common Stock. The Board and the Consenting Stockholders have also consented to the amendment to the Company's 2000 Equity Incentive Plan to increase the maximum number of shares of the Company's Common Stock available for issuance thereunder from 6,000,000 to 22,625,000 shares. A copy of the amendment to the Company's 2000 Equity Incentive Plan is attached as EXHIBIT B to this Information Statement. We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                 TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK
                                    (ITEM 1)

         On April 12, 2005, the Board and the Consenting Stockholders adopted a resolution to amend the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every ten (10) shares (the "Old Shares") of the Company's outstanding Common Stock would be exchanged for one new share (the "New Shares") of Common Stock.

         The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The reverse stock split will be effected simultaneously for all shares of Common Stock and the Exchange Number will be the same for all shares of Common Stock. Upon the effectiveness of the reverse stock split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number at the exercise price in effect immediately prior to the reverse stock split, multiplied by the Exchange Number.

         The Board will have the authority to determine the exact timing of the Effective Date (as defined below) of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

         The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split including, but not limited to,

            o   overall trends in the stock market;

            o recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments;

            o   the Company's actual and projected financial performance; and

            o   the Company's anticipated merger with another entity.

         The reverse stock split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's issuance of additional shares in lieu of fractional shares as described below. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

REASONS FOR THE REVERSE STOCK SPLIT

         The Board reviewed the Company's current business and financial performance and the recent trading range of the Company's Common Stock. The Board determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

            o encourage greater investor interest in the Common Stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in stocks that trade below $1.00 per share;

            o reduce trading fees and commissions incurred by stockholders, since these costs are based to a significant extent on the number of shares traded; and

            o align the number of authorized shares of Common Stock with the number of shares reserved for issuance pursuant to the Company's outstanding options, warrants and convertible securities.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

         The Board believes that the reverse stock split will encourage greater interest in the Company's Common Stock by the investment community. The Board believes that the current market price of the Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and increase the trading price of the Common Stock. The Board believes that raising the trading price of the Common Stock will increase the attractiveness of the Common Stock to the investment community and possibly promote greater liquidity for the Company's existing stockholders.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY STOCKHOLDERS

         Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of institutions to purchase the Common Stock at its current market price.

ALIGN THE NUMBER OF AUTHORIZED SHARES WITH THE NUMBER OF SHARES RESERVED FOR ISSUANCE

         As reflected on the table below, as of the Record Date, the Company had 126,096,874 shares of Common Stock outstanding and 2,466,971 shares of Series A Preferred Stock outstanding (that were convertible into 49,339,420 shares of Common Stock), and an aggregate of 54,140,702 shares of Common Stock were reserved for issuance pursuant to outstanding convertible notes, options, and warrants. The number of authorized shares of Common Stock is not sufficient to permit the issuance all shares of Common Stock issuable pursuant to convertible notes, options and warrants, although not all such instruments are presently convertible or exercisable. If effected, the reverse stock split will reduce the number of outstanding shares of Common Stock, but not the number of authorized shares of Common Stock. As a result, following the reverse stock split, there will be a sufficient number of authorized but unissued shares available for issuance upon the conversion or exercise of the Company's outstanding convertible notes, options and warrants.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

         The reverse stock split will not affect the par value of the Common Stock. As a result, on the Effective Date (as defined below) of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio of one to ten (10), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will be increased because there will be fewer shares of the Company's Common Stock outstanding.

         Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

                                                PRIOR TO REVERSE   AFTER REVERSE
                                                  STOCK SPLIT       STOCK SPLIT
                                                  -----------       -----------

Number of shares of Common Stock:
   Authorized................................     200,000,000        200,000,000
   Outstanding...............................     126,096,874         12,609,688
   Reserved for Issuance(1)..................     103,480,122         10,348,012
   Available for future issuance.............     (29,576,996)       177,042,300

--------------------------------------------------------------------------------

(1) Includes: (i) 49,339,420 shares issuable upon the conversion of outstanding shares of Series A Preferred Stock, (ii) 13,835,154 shares that are issuable upon the conversion of outstanding convertible notes, (iii) 17,945,436 shares issuable upon the exercise of outstanding warrants, (iv) 20,164,103 shares issuable upon the exercise of outstanding options granted under the Company's 2000 Equity Incentive Plan, and (v) 2,196,009 shares issuable upon the exercise of outstanding options granted under ManagedStorage International Inc.'s 2000 Option and Grant Plan. The foregoing share amounts are as of the Record Date and do not give effect to the reverse stock split.

         This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action (subject to the rights of the holders of the Company's Series A Preferred Stock). The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. Although the increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse stock split is not being effected in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the reverse stock split, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

         Stockholders should also recognize that if the reverse stock split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the Exchange Number. While the Company expects that the reverse stock split will result in an increase in the market price of the Common Stock, there can be no assurance that the reverse stock split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price, which is dependent upon many factors, including the Company's performance and prospects. Also, should the market price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of the Company's stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK
CERTIFICATES

         If the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Company will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. The Company's transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

FRACTIONAL SHARES

         No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive one whole share of Common Stock in lieu of a fractional share.

DISSENTERS' RIGHTS

         Under Nevada law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

                   AMENDMENT TO 2000 EQUITY INCENTIVE PLAN TO
                     INCREASE SHARES AVAILABLE FOR ISSUANCE
                                    (ITEM 2)

         On April 1, 2005, the Consenting Stockholders adopted a resolution to amend the Company's 2000 Equity Incentive Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock available for issuance thereunder from 6,000,000 to 22,625,000 shares. The aforementioned resolution was previously adopted by the Board on August 16, 2004. The share amounts set forth in this Item 2 do not take into account the effect of the reverse stock split described in Item 1. See "Effect of the Reverse Stock Split" herein.

REASON FOR THE AMENDMENT TO THE PLAN

         The Board reviewed the number of shares currently available for issuance under the Plan upon the exercise of options or grant of restricted stock awards in light of the Company's foreseeable requirements and determined that the number of shares available thereunder was insufficient to satisfy such requirements. Prior to the amendment, a maximum of 6,000,000 shares of Common Stock was available for issuance under the Plan. As of the Record Date, 20,164,103 shares of Common Stock were reserved for issuance under the Plan upon the exercise of issued and outstanding options (including options to purchase 10,237,000 shares of Common Stock held by Thomas P. Sweeney III, the Company's Chief Executive Officer and Chairman of the Board, of which none are presently exercisable) and no shares were reserved in connection with restricted stock awards. As a result, the number of shares of Common Stock available for issuance under the Plan is not sufficient (assuming all options were presently exercisable) to permit the issuance of all shares reserved for issuance pursuant to outstanding awards under the Plan and no shares of Common Stock were available for the grant of future awards under the Plan. Furthermore, the Board believes that the continued grant of options, as well as grants of restricted stock awards, will be an important factor in attracting and retaining talented personnel who are expected to contribute to the growth and success of the Company. The Company's management relies on the grant of stock options as an essential component of the total compensation packages necessary to attract and retain highly-qualified officers and employees. The Board determined that the amendment to the Plan was necessary to ensure that a sufficient number of shares of Common Stock would be available for issuance upon the exercise of outstanding and future awards under the Plan.

ADOPTION OF THE PLAN

         The Company adopted the Plan in May 2000. The purpose of the Plan is to provide qualifying employees (including officers and directors), independent directors and consultants with equity ownership in the Company, thereby strengthening their commitment to the success of the Company, promoting the identity of interests between the Company's stockholders and such employees, independent directors and consultants and stimulating their efforts on behalf of the Company, and to assist the Company in attracting and retaining talented personnel. The Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. The Plan has a term of ten (10) years. As of the Record Date, the approximate number of persons eligible to participate in the Plan was 168. The following is a brief summary of the Plan and is qualified in its entirety by the full text of the Plan.

TERMS OF THE PLAN

         Under the Plan, the exercise price for non-statutory stock options may be equal to or more or less than one hundred percent (100%) of the fair market value of shares of Common Stock on the date of grant. The exercise price for incentive stock options may not be less than one hundred percent (100%) of the fair market value of shares of Common Stock on the date of grant (one hundred ten percent (110%) of fair market value in the case of incentive stock options granted to employees who hold more than ten percent (10%) of the voting power of the Company's issued and outstanding shares of Common Stock). Options granted under the Plan may not have a term of more than ten (10) years (five (5) years in the case of incentive stock options granted to employees who hold more than ten percent (10%) of the voting power of the Common Stock) and generally vest over a three-year period. Options generally terminate three (3) months after the optionee's termination of employment by the Company for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

         The Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Plan will be determined by the Board in its discretion at the time of the grant. SARs granted under the Plan may not be exercisable for more than a ten-year period. SARs generally terminate one month after the grantee's termination of employment by the Company for any reason other than death, disability or retirement.

         Restricted stock awards, which are grants of shares of Common Stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Plan.

ADMINISTRATION OF THE PLAN

         The Plan is administered by the Board. The Board will have full authority, in its sole discretion, to interpret the Plan, to establish from time to time regulations for the administration of the Plan and to determine when and to whom awards under the Plan will be granted and the timing and terms of the exercisability and the vesting of any such award. The Board may delegate all or part of its authority to administer the Plan to a committee appointed by the Board and consisting of not less than two (2) members thereof. No director may serve as a member of such committee unless such director is a "disinterested person" within the meaning of Rule 16(b)(3) under the Exchange Act.

AMENDMENT OF THE PLAN

         The Board may from time to time, in its discretion, amend the Plan without the approval of the Company's stockholders, except (a) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities and (b) that the Board may not, without the approval of the Company's stockholders, amend the Plan to increase the total number of shares reserved for the purposes of the Plan (other than to reflect a stock combination, reverse stock split and the like). The Plan shall remain in effect until the earlier of its termination by the Board or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the

Plan and the agreements evidencing any awards have lapsed. All awards under the Plan shall be made within ten (10) years from the date the Plan was adopted. The termination of the Plan shall not affect any award then outstanding under the Plan.

EFFECT OF THE REVERSE STOCK SPLIT

         Upon the effectiveness of the reverse stock split (as discussed in Item 1 of this Information Statement), the aggregate number of shares of Common Stock available for issuance under the Plan will be adjusted to a number of shares equal to 22,625,000 shares divided by the Exchange Number. Furthermore, any outstanding rights to acquire shares of Common Stock pursuant to any award under the Plan will entitle the holder to acquire a number of shares of Common Stock equal to the number of shares that the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number, at the exercise price in effect immediately prior to the reverse stock split multiplied by the Exchange Number.

FEDERAL INCOME TAX CONSEQUENCES

         The Company has been advised that incentive stock options, non-qualified stock options and stock appreciation rights granted under the Plan are subject to the following Federal income tax treatment:

         INCENTIVE STOCK OPTIONS. An employee will recognize no taxable income and no deduction is available to the Company upon either the grant or exercise of an incentive stock option.

         In general, if Common Stock acquired upon the exercise of an incentive stock option is subsequently sold, the realized gain or loss, if any, will be measured by the difference between the exercise price of the option and the amount realized on the sale. Any such gain or loss on the sale will generally be treated as long-term capital gain or loss if the holding period requirements have been satisfied. The holding period requirements will be satisfied if the shares are not sold within two (2) years of the date of grant of the option pursuant to which such shares were transferred or within the one-year period beginning on the day of the transfer of such shares pursuant to the exercise of the option.

         If Common Stock acquired upon the exercise of an incentive stock option is subsequently sold and the holding period requirements noted above are not satisfied (a "disqualifying disposition"), the employee will recognize ordinary income for the year in which the disqualifying disposition occurs in an amount equal to the excess of the fair market value of such Common Stock on the date the option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the option. Any additional gain recognized on the sale will be a capital gain, and will be long-term or short-term depending upon whether the sale occurs more than one year after the date of exercise. The amount recognized by the employee as ordinary income will be treated as compensation and the Company will receive a corresponding deduction. The Company may be required to withhold additional taxes from the wages of the employee with respect to the amount of ordinary income taxable to the employee.

         The excess of the fair market value of the Common Stock acquired by exercise of an incentive stock option (determined on the date of exercise) over the exercise price is in effect an item of tax preference, which must be taken into account for purposes of calculating the "alternative minimum tax" of
Section 55 of the Code. If a disqualifying disposition is made of such Common Stock, however, during the same year acquired, there will be no tax preference item for alternative minimum tax purposes.

         NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. Non-qualified stock options granted under the Plan do not result in any income to the optionee at the time of grant or any tax deduction to the Company at that time. Except as stated below with respect to officers, upon exercise of a non-qualified option, the excess of the fair market value of the Common Stock acquired (determined at the time of exercise) over its cost to the optionee (i) is taxable to the optionee as ordinary income and (ii) is deductible by the Company, subject to general rules relating to the reasonableness of compensation; and the optionee's tax basis for the shares is the fair market value at the time of exercise.

         Gain or loss recognized upon disposition of shares acquired pursuant to the exercise of a non-qualified option will generally be reportable as short or long-term gain or loss depending on the length of time the shares were held by the optionee as of the date of disposition.

         The exercise of a stock appreciation right by an employee results in taxable compensation to such employee in the amount of the cash received plus an amount equal to the fair market value (determined at the time of exercise) of any shares received.

         The Company believes that compensation received by participants on the exercise of nonqualified stock options or the disposition of shares acquired upon the exercise of incentive stock options will be considered performance-based compensation and thus not subject to the $1,000,000 limit of
Section 162(m) of the Code.

         RESTRICTED STOCK AWARDS. Recipients of restricted Common Stock awards under the Plan generally will not recognize taxable income upon the grant, unless the recipient makes an election under Section 83(b) of the Code (an "83(b) Election"). If an 83(b) Election is made within thirty (30) days of the date of grant, the recipient will recognize ordinary income, for the year the award is granted, in an amount equal to the difference between the fair market value of the shares received (determined on the date of the grant) over the purchase price. If an 83(b) Election is not made, then the recipient will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The tax basis in the Common Stock acquired is equal to the sum of the price paid and the amount of ordinary income recognized. Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, a capital gain or loss will be recognized equal to the difference between the sale price of the Common Stock and the basis in the Common Stock. The capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

NEW PLAN BENEFITS

         Since the granting of new awards under the Plan is discretionary, the Company cannot now determine the number of options or other awards (or the value thereof) to be granted in the future to any particular person or group of persons.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Information with respect to plan and non-plan compensation paid to the Company's executive officers and directors, is incorporated herein by reference to Item 10 of Part III of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 6, 2005.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         Information with respect to the securities holdings of the Company's directors and executive officers and all persons which the Company has reason to believe may be deemed the beneficial owners of more than 5% of its outstanding Common Stock is incorporated herein by reference to Item 11 of Part III of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 6, 2005.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

         The security holdings of the Company's directors and executive officers are listed above in the section entitled "Principal Stockholders and Security Ownership of Management." Except as disclosed above, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:

      (i) Any director or officer since the beginning of the Company's last fiscal year;

      (ii)  Any proposed nominee for election as a director; or

      (iii) Any associate or affiliate of any of the foregoing persons.

                         FINANCIAL AND OTHER INFORMATION

         The following information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 6, 2005 is incorporated herein by reference:
(i) the Company's audited financial statements for the years ended December 31, 2004 and 2003 and (ii) the section entitled "Management's Discussion and Analysis or Plan of Operation" set forth in Item 6 of Part II thereof.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at (303) 440-7930 or by mail to the Company's address at 1140 Pearl Street, Boulder, Colorado 80302,
Attn: Secretary.

                           INCORPORATION BY REFERENCE

         This Information Statement incorporates by reference certain information contained in the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 6, 2005, a copy of which is enclosed herewith.

                             ADDITIONAL INFORMATION


         The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The Company's filings are available through the Commission's website at the following address: http://www.sec.gov.

                                             By Order of the Board of Directors,


                                             /s/ THOMAS P. SWEENEY III


                                             THOMAS P. SWEENEY III
                                             CHIEF EXECUTIVE OFFICER

Date:  May 5, 2005

                                                                       EXHIBIT A

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                           OF INCENTRA SOLUTIONS, INC.

The undersigned officer of Incentra Solutions, Inc. does hereby certify that:

         1. The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Incentra Solutions, Inc. (the "Corporation").

         2. The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on September 4, 1996 (the "Articles of Incorporation").

         3. The Articles of Incorporation of the Corporation shall be amended as follows:

                  A. Article IV is amended to add a new subparagraph (c) as follows:

                     (c) On the date that this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), every ten 10) shares of common stock, par value $.001 per share (the "Common Stock"), of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Shares") will automatically be converted into one share of Common Stock (the "New Shares") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Shares held in one name or account immediately prior to the Effective Date are fewer than ten (10) shares or not evenly divisible by ten (10) shall receive one full share of New Shares in exchange for such fractional share.

         4. This Certificate of Amendment to the Articles of Incorporation has been approved by the Board of Directors of the Corporation and by more than a majority of the outstanding stockholders of the Corporation. The number of shares entitled to vote on this Certificate of Amendment was 175,389,410 and the number of shares that voted in favor of this Certificate of Amendment was 107,052,776.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hands this ___ day of May 2005.



                                              ----------------------------------
                                              Name:    Thomas P. Sweeney III
                                              Title:   Chief Executive Officer



STATE OF COLORADO            )
                             ) ss.:
COUNTY OF BOULDER            )

On the ___ day of May 2005 personally appeared, to me Thomas P. Sweeney III who, being duly sworn, did depose and say that he is the Chief Executive Officer of Incentra Solutions, Inc., a Nevada corporation, and which executed the foregoing Certificate of Amendment to the Articles of Incorporated and that he executed the same by authority of the Board of Directors and a vote by more than a majority of the outstanding stockholders of Incentra Solutions, Inc.


                                   ---------------------------------------------
                                   Signature of Notary Public




                                   ---------------------------------------------
(Notary Seal)                      (Print, Type or Stamp Commissioned Name
                                   of Notary Public)

                                                                       EXHIBIT B

                 AMENDMENT NO. 1 TO THE FRONT PORCH DIGITAL INC.
                           2000 EQUITY INCENTIVE PLAN

         This Amendment No. 1 (the "AMENDMENT") to the Front Porch Digital Inc. 2000 Equity Incentive Plan (the "PLAN") is made, effective as of the Effective Date (as defined below), by Incentra Solutions, Inc., a Nevada corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified, or ascribed thereto by reference, in the Plan.

                               W I T N E S S E T H

         WHEREAS, on October 25, 2004, the Company changed its corporate name from "Front Porch Digital Inc." to "Incentra Solutions, Inc."; and

         WHEREAS, on August 16, 2004 and April 1, 2005, respectively, the Board of Directors and the holders of a majority of the outstanding shares of common stock of the Company (including the holders of not less than 80% of the Company's outstanding Series A preferred stock) approved an amendment to the Plan to increase the maximum number of shares of the Company's common stock available for issuance thereunder from 6,000,000 shares to 22,625,000 shares; and

         NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

         1. All references in the Plan to "Front Porch Digital Inc." are hereby deleted and replaced with "Incentra Solutions, Inc."

         2. Paragraph 2 (Scope of the Plan) of the Plan is by hereby amended to provide that the total number of Shares for which grants under the Plan shall be available is 22,625,000.

         3. Except as specifically amended above, the Plan and all provisions thereof shall remain in full force and effect and are hereby ratified and confirmed.

         4. This Amendment shall become effective on the date (the "Effective Date") which is twenty (20) days after the mailing of an Information Statement to the stockholders of the Company in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended.

         5. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Plan to "the Plan", "hereunder", "hereof", "herein" shall mean and be a reference to the Plan as amended hereby.

         6. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.